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[NATIONAL CITY                                        NATIONAL CITY CORPORATION
Corporation Logo]                                     LAW DEPARTMENT
                                                      1900 East Ninth Street
                                                      Cleveland, OH 44114-3484
                                                      216 575-2978
                                                      Fax 216 575-3332

                                                      DAVID L. ZOELLER
                                                      Senior Vice President
                                                      General Counsel
                                                      Secretary

                                                                       EXHIBIT 5



                                                            April 24, 1995




National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114


       Re:      National City Corporation 150th Anniversary Stock Option Plan

Gentlemen:

        As counsel for National City Corporation ("the Corporation"), I am delivering this opinion in connection with the filing of Form S-8 Registration Statement registering the sale of shares of the Corporation's common stock, par value $4.00 per share (the "Common Stock"), in connection with the National City Corporation 150th Anniversary Stock Option Plan (the "Plan") and participations therein. I have examined the Plan and such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon I am of the opinion that the shares of Common Stock which may be granted pursuant to the Plan will be, when granted or transferred, validly issued, fully paid and nonassessable so long as:

                 (a) the consideration received or to be received by the Corporation is at least equal to the par value of such shares; and

                 (b) the issuance of any newly issued shares, and the transfer of any treasury shares, is, prior to any such issuance or transfer, duly authorized.

        I hereby consent to the filing of this opinion as to the Form S-8 Registration Statement filed by the Corporation to effect registration of such shares under the Securities Act of 1933 and to the reference to me under the caption "Legal Opinion" in the Prospectus comprising a part of such Registration Statement.

                                        Very truly yours,

                                        /s/ David L. Zoeller

                                        DAVID L. ZOELLER